                                PAGE 1 OF 31                      EXHIBIT 4.1(B)

                           SECOND AMENDED AND RESTATED
                               TERM LOAN AGREEMENT


         THIS AGREEMENT, made the 26th day of February, 1999, by and between FLEET NATIONAL BANK, successor in interest to FLEET BANK OF NEW YORK, having an office and place of business at 10 Fountain Plaza, Buffalo, New York (hereinafter called "Bank") and SERVOTRONICS, INC., a corporation organized and existing under the laws of the State of Delaware, and having its principal office and place of business at 1110 Maple Road, Elma, New York 14059 (hereinafter called "Borrower").

                              W I T N E S S E T H:

         WHEREAS, the parties have entered into a Term Loan Agreement dated October 4, 1993 (the "Existing Loan Agreement") pertaining to a term loan in the original principal amount of $964,285.00 and having a current principal balance of approximately $206,630.17 (the "Existing Loan"); and

         WHEREAS, the Existing Loan was evidenced by Borrower's Promissory Note dated October 4, 1993 in the principal amount of $964,285.00; and

         WHEREAS, the parties desire to amend and restate the Existing Loan Agreement in its entirety by the substitution and replacement thereof by this Second Amended and Restated Term Loan Agreement to provide for, among other things, an additional loan to the Borrower from the Bank and to refinance the Existing Loan as provided in this Second Amended and Restated Term Loan Agreement.

         NOW, THEREFORE, it is agreed as follows:

     1. DEFINITIONS. The following terms shall have the following meanings in this Agreement:

          1.1. "ACCOUNTING TERMS" shall mean all accounting terms not specifically defined in this Agreement and shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.6.

          1.2. "BORROWER DOCUMENTS" shall have the meaning ascribed to such term in Section 3.1(i) hereof.

          1.3. "BUSINESS DAY" means a day on which commercial banks are not authorized or required to close in New York, New York; provided further that in the context of calculation of the amount or due date of a payment obligation which is calculated by reference to any LIBOR Based Rate, Business Day means a day on which commercial banks are not authorized or required to close in both New York and London.

                                  Page 2 of 31                    EXHIBIT 4.1(B)

          1.4. "CONSOLIDATED SUBSIDIES" means Subsidiaries having accounts consolidated with the accounts of Borrower in the Borrower's consolidated financial statements prepared in accordance with GAAP.

          1.5. "COST OF FUNDS" means the per annum rate of interest which Bank is required to pay, or is offering to pay, for wholesale liabilities, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as determined by Fleet Treasury Group.

          1.6. "CURRENT ASSETS" shall include those assets of Borrower and its consolidated subsidiaries classified as current in accordance with generally accepted accounting principles.

          1.7. "CURRENT LIABILITIES" shall include those liabilities of Borrower and its consolidated subsidiaries classified as current in accordance with generally accepted accounting principles with adequate provisions for all accrued liabilities, including, without limitation, all federal and state taxes except those taxes for which offsetting carry forward net operating losses of the Borrower are available and those classified as deferred in accordance with generally accepted accounting principles.

          1.8. "DEBT SERVICE COVERAGE RATIO" shall refer to the sum of Borrower's and Borrower's consolidated subsidiaries, net profits, depreciation, interest expense and non-cash charges for such period, compared to the sum of Borrower's and Borrower's consolidated subsidiaries' current maturities of long-term debt including leases that are capitalized, interest expense and capital expenditures not funded by long-term debt owing to Bank or incurred pursuant to and under the IDA Bond Issue and Related Financing, for such period.

          1.9. "DEFAULT INTEREST RATE" means the Stated Prime Rate, as the same may change from time to time, plus four percent (4%) per annum, provided, however, that if any portion of the principal of the Term Notes bears interest calculated by reference to a LIBOR Based Rate at the time of maturity or acceleration, such principal shall bear interest at four percent (4%) over such rate until the end of the LIBOR Period then in effect and shall thereafter bear interest at the Stated Prime Rate plus four percent (4%) until paid.

          1.10. "ESOP" shall refer to the Servotronics, Inc. Employee Stock Ownership Plan (the "Plan") executed May 15, 1985, effective as of January 1, 1985, as amended, which is a stock bonus plan qualified under Section 401(a) of the Internal Revenue Code of 1954 (the "Code"), as amended, and an employee stock ownership plan under Section 4975(e)(7) of the Code and Section 407(d)(6) of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended.

          1.11. "EVENT OF DEFAULT" means the occurrence of any of the events set forth in Section 6.1 hereof, including the giving of notice and the lapse of time as specified in Section 6.1.

                                  Page 3 of 31                    EXHIBIT 4.1(B)

          1.12. "FIXED RATE" means the Cost of Funds on the date that the Linked Deposit Program shall become effective for the Term Loans plus one-half of one percent (1/2 of 1%) per year (computed on the basis of thE Cost of Funds plus two and one half percent per year reduced by two percent (2%) per year pursuant to the Linked Deposit Program).

          1.13. "FIXED RATE TERM" means the two-year period during which the Linked Deposit Program shall be in effect in respect of the Term Loans, which period is anticipated to commence on February 26, 1999.

          1.14. "FIXED RATE TRANCHE" means that portion of the principal amount of the Term Loans outstanding under Term Note B which bears interest at the Fixed Rate.

          1.15. "GAAP" means generally accepted accounting principals in the United States of America.

          1.16. "IDA BOND ISSUE AND RELATED FINANCING" means the Erie County Industrial Development Agency Industrial Development Revenue Bonds (1994 Servotronics, Inc. Project) together with related financing assisted by the Regional Economic Development Program and Industrial Access Program in the State of New York and all other financing assisted by governmental authorities and related to such Project.

          1.17. "LIBOR" means, as applicable to the LIBOR Tranche, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to the corresponding LIBOR Period which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Banking Days preceding the first day of such LIBOR Period; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Banking Days prior to the beginning of such LIBOR Period. "Banking Day" shall mean, in respect of any city, any date on which commercial banks are open for business in that city.

If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Period as selected by the Calculation Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S.

                                  Page 4 of 31                    EXHIBIT 4.1(B)

dollars to leading European banks for a period of time comparable to such LIBOR Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that its two London Banking Days preceding the first day of such LIBOR Period. In the event that Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Period cannot be determined and the outstanding principal amount of the Term Loans shall bear interest at the Stated Prime Rate commencing on the day on which any current LIBOR Period or Fixed Rate Term (as applicable) then in effect shall expire until the Bank using commercially reasonable efforts is able to obtain such a quotation as provided above.

In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

          1.18. "LIBOR BASED RATE" means LIBOR plus two percent (2%).

          1.19. "LIBOR PERIOD" means a period of time having a duration of 1, 2, 3, 6 or 12 months as selected by the Borrower in respect of each LIBOR Tranche, provided that each LIBOR Period selected must terminate on or before the date on which the final payment is due to the Bank under the corresponding Term Note.

          1.20. "LIBOR TRANCHE" means that portion of the principal amount of debt evidenced by the Term Notes for which interest is computed on a LIBOR Based Rate for a LIBOR Period.

          1.21. "LINKED DEPOSIT PROGRAM" means the New York State Excelsior Linked Deposit Program whereby interest on loans for specified borrowers is reduced in consideration for deposits maintained with the Bank by the State of New York.

          1.22. "LIABILITIES" shall have the meaning usually given to that word in accordance with generally accepted accounting principles, and shall refer to the total liabilities of Borrower and its consolidated subsidiaries.

          1.23. "NET WORKING CAPITAL" shall refer to the excess of Current Assets over Current Liabilities as those terms are defined in Sections 1.4 and 1.5.

          1.24. "OBLIGATIONS" means all debts, liabilities and obligations of Borrower to Bank now existing or hereafter arising or created (including but not limited to all Obligations of Borrower under this Agreement and the Term Note), without limitation as to amount, and including without limitation all debts, liabilities and obligations which are direct or indirect, absolute or contingent, and any sums which Bank receives in payment of Obligations and is obligated by a Bankruptcy Court or other legal authority to repay and does so repay.

          1.25. "PERMITTED ENCUMBRANCES" means:

                                  Page 5 of 31                    EXHIBIT 4.1(B)

     (a) liens imposed by law for taxes that are not yet due or are being contested by Borrower in good faith and by appropriate proceedings;

     (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested by Borrower in good faith and by appropriate proceedings;

     (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

     (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

     (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Consolidated Subsidiary; and

     (f) security interests granted to Bank and security interests granted as security for the payment of purchase money indebtedness permitted by Sections 5.1 and 5.5 hereof.

          1.26. "RESERVE PERCENTAGE" means, with respect to a LIBOR Based Rate and a LIBOR Period, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such LIBOR Period under Regulation D of the Board of Governors of the Federal Reserve Board by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency Liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any regulatory change against
(i) any category of liabilities which includes deposits by reference to which the LIBOR Based Rate for a LIBOR Tranche is to be determined or (ii) any category of extensions of credit or other assets which include LIBOR Rate Tranches.

          1.27. "STATED PRIME RATE" means the variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Stated Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

          1.28. "SUBSIDIARY" means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a

                                  Page 6 of 31                    EXHIBIT 4.1(B)

majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by Borrower, by Borrower and one or more of its other Subsidiaries or by one or more of Borrower's other Subsidiaries.

          1.29. "TANGIBLE NET WORTH" shall refer to the total stockholders' equity of Borrower and its consolidated subsidiaries less all of the following: treasury stock; intangible assets of any kind, including, without limitation, goodwill, patents and trademarks; and deferred expenses (exclusive of prepaid real property taxes and insurance premiums), to be determined in accordance with generally accepted accounting principles.

          1.30. "TERM LOANS" means the loans made pursuant to Section 2.1 hereof and evidenced by the Term Notes.

          1.31. "TERM NOTE A" means the Term Note in substantially the form of Exhibit A hereto; "TERM NOTE B" means the Term Note in substantially the form of Exhibit B hereto; and "TERM NOTES" means Term Note A and Term Note B, collectively.

          1.32. "YIELD MAINTENANCE FEE" means, in respect of any prepayment of the Fixed Rate Tranche, whether by acceleration or otherwise, the current rate on the date of prepayment for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the end of the Fixed Rate Term, shall be subtracted from the Cost of Funds component of the Fixed Rate. If the result is zero or a negative number, there shall be no Yield Maintenance Fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the Fixed Rate Term. Said amount shall be reduced to present value calculated by using the number of days remaining in the Fixed Rate Term and using the above-referenced United States Treasury security rate. The resulting amount shall be the Yield Maintenance Fee due to Bank upon prepayment of the Fixed Rate Tranche.

     2. TERM LOAN FACILITY

          2.1. TERM LOANS. Subject to the terms and conditions of this Agreement, on the date hereof the Bank shall lend and the Borrower shall borrow the principal amount of $1,000,000. The Term Loans shall be evidenced by the Term Notes, each in the original principal amount of $500,000.

                                  Page 7 of 31                    EXHIBIT 4.1(B)


          2.2. RATES AND PAYMENT OF INTEREST.

               (i) The principal amount outstanding from time to time under Term Note A shall bear interest at the LIBOR Based Rate from the date hereof until paid in full.

               (ii) The principal amount outstanding from time to time under Term Note B shall bear interest at the LIBOR Based Rate from the date hereof until paid in full except during the Fixed Rate Term, during which the principal amount outstanding from time to time under Term Note B shall bear interest at the Fixed Rate. (That is, the interest rate on the principal amount outstanding from time to time under Term Loan B shall be at the LIBOR Based Rate before and after the Fixed Rate Term.)

               (iii) All interest accrued on the Term Loan (including both Term Notes and including interest on the LIBOR Tranche and on the Fixed Rate Tranche) shall be payable on the first day of each month after the date hereof.

               (iv) All interest shall be computed on the basis of a year of 360 days and charged for each day on which principal is outstanding at the close of business of such day, including any days for which the payment of principal is extended by reason of Sundays and holidays.

          2.3. LIBOR BASED RATE ELECTIONS. Borrower shall give Bank two (2) Business Days notice prior to electing a LIBOR Base Rate and corresponding LIBOR Period for any portion of the LIBOR Tranche. If Borrower does not elect a new LIBOR Period at least two Business Days prior to the expiration of any LIBOR Period, the interest rate for the LIBOR Tranche may be set by the Bank at the LIBOR Based Rate for a 1 month LIBOR Period. Not more than one LIBOR Period may be in effect at one time.

          2.4. PAYMENT OF PRINCIPAL. The principal of the Term Loans shall be payable in twenty-eight substantially equal, consecutive quarterly installments, commencing May 1, 1999 and continuing on the first day of each August, November, February and May thereafter as follows: twenty-seven installments in the amount of $35,714.28 each and a twenty-eighth and final installment due February 1, 2006 in the amount of $35,714.44, at which time all outstanding principal and accrued interest shall be paid in full. All payments of principal shall be applied first to the payment of principal outstanding under Term Note A and then, after payment in full of Term Note A, to the payment of principal outstanding under Term Note B.

          2.5. VOLUNTARY PREPAYMENT OF PRINCIPAL.

               (i) Prepayment of the Libor Rate Tranche can be made in whole (but not in part) at any time at the end of a LIBOR Period.

               (ii) Prepayment of the Fixed Rate Tranche can be made in whole or in part only at the end of the Fixed Rate Term.

                                  Page 8 of 31                    EXHIBIT 4.1(B)

               (iii) All prepayments of principal shall be applied first to payment of the principal outstanding under Term Note A and then, after payment in full of Term Note A, to payment of the principal outstanding under Term Note B.

          2.6. PAYMENTS GENERALLY. All payments shall be made in lawful money of the United States and in immediately available funds.

     3. REPRESENTATIONS AND WARRANTIES OF BORROWER.

          3.1. Borrower makes the following representations and warranties to Bank on the date hereof:

               (i) Borrower has full power and authority to enter into this Agreement, to borrow hereunder, to execute and deliver any related notes, assignments, mortgages, security agreements, guarantees or other agreements and documents executed by Borrower in connection with the Obligations (collectively, the "Borrower Documents"), and to take all other action required of it under this Agreement, all of which has been duly authorized by all proper and necessary corporate action, no shareholder action being required.

               (ii) To the best of Borrower's knowledge, there are no actions, suits or proceedings pending or threatened which, if adversely determined, would materially adversely affect the property, assets, financial condition or business of Borrower, except as set forth on Schedule 3.1 annexed hereto.

               (iii) This Agreement constitutes, and all Borrower Documents when executed and delivered will constitute, legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except to the extent that enforcement of any such obligations of Borrower may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws of general application affecting the rights and remedies of creditors generally.

               (iv) To the best of Borrower's knowledge, Borrower is not in violation of any terms of (i) any charter, by-law, mortgage, indenture, indebtedness or other instrument or agreement, or (ii) any order, writ, judgment, injunction, decree or demand, or (iii) any statute, rule or regulation, which violation may materially adversely affect the financial condition or properties of Borrower; and the execution and delivery of this Agreement and the Borrower Documents, and the performance thereof is and will be in compliance with each and all of the foregoing terms and will not result in any such violation or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of Borrower (except in favor of the Bank), and there is no such term which shall or may forseeably materially adversely affect the financial condition, assets, business or operations of Borrower and its consolidated subsidiaries taken as a whole.

               (v) Borrower has furnished the Bank consolidated financial statements of Borrower and its subsidiaries audited by PricewaterhouseCoopers, LLP as of December 31, 1997.

                                  Page 9 of 31                    EXHIBIT 4.1(B)

          3.2. Borrower makes the following representations and warranties to Bank which shall be deemed to be continuing representations and warranties so long as any of the Obligations remain unpaid:

               (i) Borrower is duly organized, validly existing and in good standing under the laws of Delaware, the jurisdiction in which it was incorporated.

               (ii) Borrower has the requisite corporate powers to transact the business in which it is engaged and is duly licensed or qualified and in good standing in each jurisdiction in which failure to be so licensed or qualified would materially adversely affect its business or operations.

               (iii) Borrower has and will continue to have good and marketable title to all of its assets (subject to Permitted Encumbrances).

               (iv) To the best of Borrower's knowledge, no consent, approval or authorization of, or registration, declaration or filing with, any governmental body or authority or other person or entity is required in connection with the valid execution, delivery or performance of this Agreement or any of the Borrower Documents (other than the approval of the appropriate New York State agency required for the Linked Deposit Program, which approval has been obtained).

               (v) Borrower has, to the best of its knowledge, duly filed and will continue to file all tax returns (or appropriate extensions therefor) required to be filed in any jurisdiction, if any, including, without limitation, all federal income tax returns, and has duly paid all taxes shown as being due thereon and all other taxes, assessments and governmental charges on Borrower's assets and incomes which are due and payable, excluding any tax, assessment or charge which Borrower is contesting in good faith and by appropriate proceedings.

     4. AFFIRMATIVE COVENANTS. During the term of this Agreement and so long as any of the Obligations shall remain unpaid, Borrower:

          4.1. Will duly and punctually pay principal of and interest on the Obligations when due.

          4.2. Will have, at the end of each of its fiscal quarters, Net Working Capital of not less than $5,000,000.00.

          4.3. Will have, at the end of each of its fiscal quarters, a Tangible Net Worth of not less than $5,000,000.00.

          4.4. Will have, at the end of each of its fiscal quarters, a ratio of its Liabilities to Tangible Net Worth of not more than 1.5 to 1.0.

          4.5. Will have, for the twelve (12) month period ending on the last day of any of its fiscal quarters, a Debt Service Coverage Ratio of not less than 1.0 to 1.0.

                                 Page 10 of 31                    EXHIBIT 4.1(B)

          4.6. Will furnish to Bank: (i) within forty-five (45) days after the end of each of its fiscal quarters other than year end, an internally prepared consolidated and consolidating balance sheet, operating statement and statement of changes in shareholders' equity (if such changes result from other than income) of Borrower at and as of the end of such quarter, together with copies of Borrower's SEC Form 10-Q SB or equivalent filing; (ii) within one hundred twenty (120) days after the end of each of its fiscal years: a copy of SEC Form 10-K SB or equivalent filing, and consolidated and consolidating financial statements of Borrower as of the end of each such year audited by PricewaterhouseCoopers, LLP or any other independent certified public accountants reasonably satisfactory to Bank; (iii) together with each quarterly financial statement a certificate of the Chairman or Treasurer of Borrower certifying, to his best knowledge and belief, that (a) no Event of Default under the terms of this Agreement has occurred, and (b) no event which would constitute an Event of Default under this Agreement but for the requirement that notice be given or time elapse, or both, has occurred or, if any such event has occurred or then exists, stating the nature thereof and the steps being taken by Borrower to cure same; and (iv) as soon as they are available, copies of all proxy statements, annual reports made available to its security holders and annual reports filed by Borrower with the Securities and Exchange Commission.

          4.7. Will promptly pay or cause to be paid all of its taxes, assessments and other governmental charges prior to the date on which penalties are attached thereto, establish adequate reserves for the payment of taxes and assessments and make all required withholding and other tax deposits; provided, however, that nothing herein contained shall be interpreted to require the payment of any tax, assessment or charge so long as it is being contested in good faith by Borrower.

          4.8. Will keep (i) all of its property so insurable insured at all times with responsible insurance carriers against fire, theft and other hazards in such manner and to the extent that like properties are usually insured by others operating properties of a similar character in the same general locality;
(ii) adequately insured at all times with responsible insurance carriers against liability on account of damages to person or property and under all applicable workers' compensation laws; and will promptly deliver to Bank, upon request, certificates of insurance of any of those insurance policies required to be carried by Borrower pursuant hereto.

          4.9. Will promptly inform Bank of the commencement of any action, suit, counterclaim or proceeding against Borrower (i) involving a claim in excess of $100,000.00, unless such claim is fully covered by insurance (with deductibility of not more than $25,000.00); (ii) involving a claim which results in the aggregate of all claims then outstanding and not fully insured to exceed $100,000.00; (iii) which would materially adversely affect the business of Borrower; or (iv) which questions the validity of this Agreement or the Term Notes or any action taken or to be taken pursuant to any of the foregoing.

          4.10. Will maintain its corporate existence in good standing and remain or become duly qualified or licensed and in good standing as a foreign corporation in

                                 Page 11 of 31                    EXHIBIT 4.1(B)

each jurisdiction in which failure to do so would have a material adverse impact on its business or operations.

          4.11. Will promptly notify Bank in writing of (i) any material adjustment or assessment by any taxing authority as soon as Borrower has knowledge thereof, except for adjustments or assessments in an amount not exceeding $100,000.00 being contested by Borrower in good faith, and the results of any audit done by government officials of any of Borrower's tax returns after its completion; (ii) the occurrence of any event or the existence of a condition which constitutes, or which but for a requirement of lapse of time or notice, or both, would constitute, an Event of Default as defined in this Agreement; or
(iii) any default by Borrower in the performance of any terms or conditions contained in any mortgage, indenture or instrument relating to borrowed money or the lease of real or personal property to which Borrower is a party which either materially adversely affects the financial condition or business of Borrower and its consolidated subsidiaries taken as a whole or which exceeds $100,000.00 in outstanding principal amount.

          4.12. Will permit any Bank employees or agents designated by Bank at such times as Bank may reasonably request to visit and inspect any of the properties, corporate books and financial records of Borrower and to make extracts from and copies of such books and financial records, except as such visitation, inspection and the making of extracts and copies may be limited by government restrictions, the contractual or other restrictions of Borrower's customers, or the Company's procedures established to protect its confidential proprietary information (other than its financial information).

          4.13. Will maintain its principal accounts with Bank or its successor and cause Bank to be the major bank of account of Borrower.

          4.14. Will use the proceeds of the Term Loans as follows:
(i) refinance the Existing Debt, (ii) purchase equipment to be used in Borrower's business, and (iii) for proper corporate working capital or acquisition purposes of Borrower.

          4.15. Will grant a first priority, perfected security interest in all equipment purchased with proceeds of the Term Loans and shall have taken all steps necessary for such perfection at the later of: (i) the time that Borrower shall take possession of such equipment; or (ii) within ten days after the consummation of this Agreement.

     5. NEGATIVE COVENANTS. During the term of this Agreement and so long as any of the Obligations shall remain unpaid, Borrower, without the prior written consent of Bank, which consent shall not be unreasonably withheld, will not:

          5.1. Create, incur, assume or suffer to exist any liability for borrowed money except for (i) liabilities to Bank; (ii) indebtedness subordinated to any and all indebtedness of Borrower to Bank; and (iii) other liabilities for money borrowings and purchase money indebtedness incurred in the acquisition of additions to fixed assets not exceeding an aggregate principal amount at any one time outstanding of $1,000,000.00.

                                 Page 12 of 31                    EXHIBIT 4.1(B)

          5.2. Merge or consolidate with or into any other corporation; acquire all or substantially all of the capital stock or assets of any other firm or corporation; convey, lease or sell all or any substantial portion of its property, assets or business (excluding sales of inventory in the ordinary course of business) to any other person, firm or corporation; sell and lease back any of its property assets; or amend its Certificate of Incorporation for the purpose of altering its capital structure. Borrower may, however, without violating the foregoing, permit one or more corporations to consolidate with or merge into it or acquire all or substantially all of the capital stock or assets of another corporation if Borrower is the surviving, resulting or transferee corporation, as the case may be, and immediately after such merger, consolidation or acquisition the Borrower has a Tangible Net Worth at least equal to that of Borrower immediately prior to such merger, consolidation or acquisition.

          5.3. Enter, as Lessee, into any leases or assume any leases, of real property or personal property except (i) renewals of Borrower's existing leases;
(ii) replacement leases for property similar to that currently being leased by Borrower; (iii) additional leases not covered by clause (iv) of this subsection which, in the aggregate, have lease payments not exceeding $100,000.00 per year; and (v) leases that are capitalized.

          5.4. Loan or otherwise advance funds to any person, firm or corporation or become a guarantor, surety or otherwise become liable for the debts or other obligations of any other person, firm or corporation exceeding, in the aggregate, $50,000.00; provided, however, that this section shall have no application to:

               (i) loans or advances to or guaranties of the debts or other obligations of a Consolidated Subsidiary or employee stock ownership plan of Borrower;

               (ii) the endorsement of negotiable instruments for the payments of money deposited in the Borrower's bank account for collection in the ordinary course of business;

               (iii) trade credit extended in the ordinary course of the Borrower's business;

               (iv) advances made in the usual course of business to officers and employees of the Borrower for: (1) travel and other out-of-pocket expenses incurred by them on behalf of the Borrower in connection with such business, or
(2) other general purposes not exceeding $100,000.00 in the aggregate; and

               (v) investments in money market deposit accounts, prime commercial paper and certificates of deposit in United States banks (having assets in excess of $50,000,000.00), obligations of the United States Government or any agency thereof and obligations guaranteed by the United States Government.

          5.5. Mortgage, pledge or otherwise encumber any of its assets, except for (i) liens granted to Bank; and (ii) "purchase money security interests" as defined in Section 9.107 of the New York Uniform Commercial Code.

                                 Page 13 of 31                    EXHIBIT 4.1(B)


     6. EVENTS OF DEFAULT.

          6.1. The occurrence of any one or more of the following events shall constitute an Event of Default:

               (i) Failure by the Borrower to pay when due any installment of principal of or interest on any of the Obligations and continuation of such failure for fifteen (15) days after written notice by the Bank to the Borrower of such failure.

               (ii) The making of a general assignment by Borrower for the benefit of creditors, or the institution by Borrower of any type of bankruptcy, reorganization or insolvency proceeding under any state or federal law or of any formal or informal proceeding for the dissolution or liquidation of, settlement of all creditors' claims against, or winding-up of affairs of, Borrower without the prior written consent of Bank.

               (iii) The appointment of a receiver or trustee for Borrower or for all or a substantial part of the assets of Borrower; or the institution against Borrower of any type of bankruptcy; reorganization or insolvency proceeding under any state or federal law or any proceeding for the liquidation or the winding-up of the affairs of Borrower, and the failure to have such appointment vacated, or such proceeding dismissed, within thirty (30) days.

               (iv) If the subject matter of any certificate, statement, representation, warranty or audit heretofore or hereafter furnished by or on behalf of Borrower (including, without limitation, the representations and warranties contained herein) shall prove to be untrue or misleading as of the date made in any material respect in relation to the assets, business, income or financial condition of Borrower and its consolidated subsidiaries taken as a whole or to have omitted any substantial contingent or unliquidated liability or claim against Borrower; or, if on the date of the execution of this Agreement or on the date any Obligation is incurred hereafter, there shall have been any materially adverse change in any of the facts disclosed by any such certificate, statement, representation, warranty or audit in relation to the assets, business, income or financial condition of Borrower and its consolidated subsidiaries taken as a whole and such change is not remedied within thirty (30) days after notice thereof from Bank to Borrower.

               (v) Default by Borrower in the performance of any term or condition of this Agreement not otherwise specifically referred to in this
Section 6, which default is not cured within fifteen (15) days after written notice thereof from Bank to Borrower.

               (vi) Default by Borrower in the payment of or the performance of the terms of any other indebtedness whether now existing or hereafter arising to any party other than Bank for borrowed money except where such indebtedness is being contested by Borrower in good faith or the amount of such indebtedness does not exceed $100,000.00 in the aggregate.

                                 Page 14 of 31                    EXHIBIT 4.1(B)

               (vii) If any judgment or judgments in excess of $50,000.00 (other than any judgment for which Borrower is fully insured with deductibility of not more than $25,000.00) against Borrower remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of forty-five (45) days.

               (viii) The occurrence of any Event of Default, which, under the terms of any of the Borrower Documents or any other loan agreement, note, indenture, mortgage, security agreement or other agreement evidencing or securing indebtedness of Borrower to any party other than Bank, creates in Bank or such other party a right to require immediate payment in full of any of the Obligations or other indebtedness; provided, however, that this section shall not apply to defaults under the terms of any loan agreement, note, indenture, mortgage, security agreement or other agreement evidencing or securing indebtedness of Borrower to such other party where such default is being contested by Borrower in good faith or the related indebtedness does not exceed $100,000.00 in the aggregate.

               6.2. Upon the occurrence of any of the Events of Default enumerated in Section 6.1 hereof and, except with respect to an Event of Default under subsection (i) of Section 6.1, the continuation of such Event of Default for a period of fifteen (15) days after receipt of notice of such Event of Default by Borrower from Bank, all obligations of Bank under this Agreement may be immediately terminated, and all Obligations not otherwise then due and payable or payable on demand shall immediately become due and payable, at the option of Bank. Further, Borrower agrees that it will promptly furnish Bank with such security as Bank may request and will execute such agreements or documents deemed necessary by Bank to accomplish same upon the occurrence of an Event of Default (and, except with respect to an Event of Default under subsection 5.1, the continuation of such Event of Default for a period of fifteen (15) days after receipt of notice of such Event of Default by Borrower from Bank) and, concurrently, a judgment or judgments in excess of $100,000.00 (other than any judgment for which Borrower is fully insured with deductibility of not more than $25,000.00) against Borrower remains unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of fifteen (15) days. Borrower agrees that the foregoing rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which Bank may or would otherwise have at law or by any instrument evidencing terms of deposit of any funds or by an assignment or transfer of collateral or by any other instrument signed or assented to by Borrower. If by reason of an Event of Default Bank elects to declare the Term Loans to be immediately due and payable, then any Yield Maintenance Fee with respect to the Fixed Rate Tranche shall become due and payable in the same manner as though Borrower had exercised such right of prepayment.

     7. EXPENSES. Borrower shall reimburse Bank promptly for all reasonable out-of-pocket costs and expenses, including reasonable counsel fees and disbursements, incurred by Bank in connection with (a) the preparation and execution of this Agreement, and (b) if Borrower is in default of any of its obligations hereunder or an Event of Default has occurred and is continuing, the enforcement of any provision of this Agreement or any of the Borrower Documents.

                                 Page 15 of 31                    EXHIBIT 4.1(B)

     8. Miscellaneous.

          8.1. This Agreement: cannot be amended, supplemented, modified or terminated orally (or by any course of conduct or usage of trade) and may be amended only by an agreement in writing duly executed by authorized officers of the parties hereto.

          8.2. No course of dealing and no failure on the part of Bank to exercise, and no delay by Bank in exercising, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right or power hereunder preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies herein expressed are cumulative and not exclusive of any other right or remedy which Bank may have.

          8.3. Any notice or demand to be given hereunder or any notice or demand under any of the Borrower Documents that does not specify a method of notice shall be duly given if personally delivered or mailed by registered or certified mail as follows to each of the parties below and shall be effective on the date of personal delivery or three Business Days after mailing:

           To Bank at:               Fleet National Bank
                                     10 Fountain Plaza
                                     Buffalo, New York 14202
                                     ATTN:  Gerald A.  Lee
                                               Vice President

           To Borrower at:           Servotronics, Inc.
                                     1110 Maple Road
                                     Elma, New York  14059
                                     ATTN:  Lee D.  Burns
                                            Treasurer

          8.4. This Agreement and the acts and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

          8.5. If there is any conflict between the terms of this Agreement and the terms of any of the Term Notes or other Borrower Documents, the terms of this Agreement shall be deemed to govern and control.

          8.6. The Existing Loan Agreement is hereby amended and restated in its entirety by the substitution and replacement thereof by this Second Amended and Restated Term Loan Agreement.

          8.7. Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to one or more banks or other financial institutions (each, "Participant") participating interests in Bank's obligations to lend hereunder and/or any or all of the loans held by Bank hereunder. In

                                 Page 16 of 31                    EXHIBIT 4.1(B)

the event of any such grant by Bank of a participating interest to a Participant, whether or not upon notice to Borrower, Bank shall remain responsible for the performance of its obligations hereunder and under the Term Notes and related documents and Borrower shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations hereunder.

          8.8. Borrower hereby grants to Bank, a lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. Upon the occurrence and continuing existence of any Event of Default (which shall not have been cured within any applicable grace period), Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower under this Agreement or either of the Term Notes even though unmatured and regardless of the adequacy of any other collateral securing any such obligation. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY SUCH OBLIGATION, PRIOR TO EXERCISING ITS RIGHTS OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

          8.9. All agreements between Borrower and Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Bank for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement and the Term Notes shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Bank in the execution, delivery and acceptance of this Agreement and the Term Notes to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Bank.

          8.10. Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction or mutilation of this Agreement, either of the Term Notes or other Borrower Document, which states, among other things that Bank has sole ownership of such Term Note or, as applicable, the rights under this Agreement or other Borrower

                                 Page 17 of 31                    EXHIBIT 4.1(B)

Document, which contains an indemnification against claims and associated expenses of persons making claims with respect to such lost documents, in form and substance reasonably acceptable to Borrower, and by which Bank agrees to surrender (without demand for duplicate payment), as applicable, such Term Note, this Agreement or other Borrower Document upon any recovery thereof, Borrower will issue, in lieu thereof, a replacement Term Note, Agreement or other Borrower Document, such replacement Term Note to be in the same principal amount hereof and otherwise of like tenor.

          8.11. All dates hereunder, including dates upon which interest or principal payments are due, which would otherwise fall on a day that is not a Business Day shall be deemed adjusted so that the date will be deemed to be the first following day that is a Business Day.

          8.12. Borrower (a) expressly waives any presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever except notice required as a prerequisite to default under the Loan Agreement, and diligence in collection of the Term Notes; (b) consents that Bank may, from time to time and without notice or demand, extend, renew or postpone any or all payments and/or release any other person liable for payment of the Term Notes, without in any way modifying, altering, releasing, affecting or limiting Borrower's liability; and (c) agrees that Bank, in order to enforce payment of the Term Notes, shall not be required first to institute any suit or to exhaust any of its remedies against any other person liable for payment hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officer, all as of the day and year first above written.

FLEET NATIONAL BANK                                           SERVOTRONICS, INC.

By: /S/GERALD A. LEE                             By: /S/LEE D. BURNS, TREASURER
   --------------------------------------            ---------------------------
    Gerald A. Lee, Vice President                    Lee D. Burns, Treasurer

                                 Page 18 of 31                    EXHIBIT 4.1(B)


STATE OF NEW YORK         )
                          ss.:
COUNTY OF ERIE            )


         On this 26th day of February, 1999, before me personally appeared GERALD A. LEE, to me known, who, being by me duly sworn, did depose and say that he resides at 68 Thistle Avenue, Town of Tonawanda, New York; that he is a Vice President of Fleet National Bank, the corporation described in and which executed the above instrument; that the foregoing instrument was executed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                            /S/Pandora W. Mangold
                                      ---------------------------------
                                                Notary Public

                                              PANDORA W. MANGOLD
                                       Notary Public, State of New York
                                           Qualified in Erie County
                                      Commission Expires March 30, 2000




STATE OF NEW YORK         )
                          ss.:
COUNTY OF ERIE            )

         On the 26th day of February, 1999, before me personally came LEE D. BURNS, to me known, who, being by me duly sworn, did depose and say that he resides at 72 Brandel Avenue, Lancaster, New York; that he is the Treasurer of Servotronics, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that (s)he signed his name thereto by like order.


                                            /S/Pandora W. Mangold
                                      ---------------------------------
                                                Notary Public

                                              PANDORA W. MANGOLD
                                       Notary Public, State of New York
                                           Qualified in Erie County
                                      Commission Expires March 30, 2000

                                 Page 19 of 31                    EXHIBIT 4.1(B)


                                    Exhibit A

                                   TERM NOTE A


$500,000.00                                                    Buffalo, New York
                                                               February 26, 1999

         FOR VALUE RECEIVED, Servotronics, Inc. (the "Borrower") promises to pay to the order of Fleet National Bank (the "Bank"), at its office located at 10 Fountain Plaza, Buffalo, New York 14202, or at such other place or places as may be designated by the holder of this Note, the principal sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00), with interest thereon, until the principal sum is fully paid, at the rates and at the times provided in the Second Amended and Restated Term Loan Agreement between the Borrower and the Bank dated as of February 26, 1999 (the "Loan Agreement").

         All terms defined in the Loan Agreement are incorporated herein by reference and used herein with the same meanings.

         This Term Note is the Term Note A described in the Loan Agreement and is delivered pursuant to and is subject to all of the terms and conditions of, and entitled to all the benefits of, the Loan Agreement which apply to Term Note A, including without limitation the events of default set forth in Section 6 therein, the exculpatory clauses in respect of the usury law set forth in
Section 8.10 therein, the set-off provisions of Section 8.8 therein, or the lost document provision of Section 8.10 therein. The terms of the Loan Agreement shall apply in the event of an inconsistency between the terms of the Loan Agreement and this Term Note.

         This Term Note may be prepaid in whole or in part only as provided in the Loan Agreement. Any payment or prepayment hereunder shall be applied first to unpaid costs of collection and late charges, if any, then to accrued and unpaid interest and the balance, if any, to principal.

         After maturity or acceleration, this Term Note shall bear interest at the Default Interest Rate set forth in the Loan Agreement until paid in full.

         Borrower shall pay a late charge of five percent (5%) of any required payment of principal or interest on this Term Note which is not received by Bank within ten (10) days of when such payment is due. The parties agree that this charge is a fair and reasonable charge for the late payment and shall not be deemed a penalty.

         Borrower authorizes Bank, from time to time, to debit any account that Borrower may have with Bank, for any payment of principal or interest hereunder past due for ten (10) days for the amount of such payment of principal or interest. Exercise of this right shall be optional with Bank and the provisions of this paragraph shall not be construed

                                 Page 20 of 31                    Exhibit 4.1(B)

as releasing Borrower from the obligation to make payments of principal or interest according to the terms hereof.

         In the event that this Term Note should be found not to be a negotiable instrument, the parties hereto acknowledge and agree that Article 3 of the Uniform Commercial Code, as now or hereafter in effect in the State of New York, nevertheless sets forth the respective contracts, warranties, rights and obligations of Bank and of Borrower and any other person liable for payment hereof, except to the extent that there can be no holder in due course hereof.

         Borrower hereby (a) expressly waives any valuation and appraisement, presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever except notice required as a prerequisite to default under the provisions of the Loan Agreement, and diligence in collection; (b) consents that Bank may, from time to time and without notice or demand, (i) extend, rearrange, renew or postpone any or all payments and/or (ii) release, exchange, add to or substitute all or any part of any collateral for this Term Note; and (c) agree that Bank, in order to enforce payment of this Term Note shall not be required first to institute any suit or to exhaust any of its remedies against Borrower.

         In the event that this Term Note is collected by legal action, or otherwise with the advice of attorneys at law, Borrower hereby agrees to pay all costs of collection including reasonable attorneys' fees and expenses, whether of outside counsel or the Bank's in-house counsel, whether or not suit is brought, and whether incurred in connection with legal advice, collection, trial, appeal, bankruptcy or other creditors' proceedings.

         Bank may accept partial payments or payments marked "payment in full" or "in satisfaction" or words to similar effect at any time. Acceptance of such payments shall not affect or vary the duty of Borrower to pay all obligations when due hereunder, and shall not affect or impair the right of Bank to pursue all remedies available to it hereunder, or under any of the other agreements securing or guaranteeing payment hereof.

         The remedies of Bank shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Bank, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Bank, including specifically any failure to exercise or forbearance in the exercise of any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Bank and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing or as constituting a course of dealing, nor shall it be construed as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

         BORROWER BY EXECUTING THIS TERM NOTE, WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, WHETHER ARISING IN CONTRACT OR TORT, BY

                                 Page 21 of 31                    EXHIBIT 4.1(B)

STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS TERM NOTE OR TO ANY CREDIT AGREEMENT OR LOAN DOCUMENT. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT, IN EITHER CASE LOCATED IN ERIE COUNTY IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TERM NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK'S EXTENDING CREDIT TO BORROWER AND NO WAIVER OF LIMITATION OF BANK'S RIGHTS UNDER THIS PARAGRAPH SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON BANK'S BEHALF.

         Borrower acknowledges that the above paragraph has been expressly bargained for by Bank as part of the loan evidenced hereby and that, but for Borrower's agreement, Bank would not have extended the loan for the term and with the interest rate provided herein.

         Bank may at any time pledge all or any portion of its rights under this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Bank from its obligations under this Note.

         Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to one or more banks or other financial institutions (each, "Participant") participating interests in Bank's obligations to lend hereunder and/or any or all of the loans held by Bank hereunder. In the event of any such grant by Bank of a participating interest to a Participant, whether or not upon notice to Borrower, Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations hereunder.

         All dates hereunder, including dates upon which interest or principal payments are due, which would otherwise fall on a day that is not a Business Day shall be deemed adjusted so that the date will be deemed to be the first following day that is a Business Day.

         IN WITNESS WHEREOF, Borrower has executed this Term Note on the day and year first above written.

                                      SERVOTRONICS, INC.

                                      By: LEE D. BURNS, TREASURER
                                          -----------------------
                                          Lee D. Burns, Treasurer

                                 Page 22 of 31                    EXHIBIT 4.1(B)


                                    Exhibit B

                                   TERM NOTE B
                        (Fixed Rate or LIBOR Based Rate)


$500,000.00                                                    Buffalo, New York
                                                               February 26, 1999

         FOR VALUE RECEIVED, Servotronics, Inc. (the "Borrower") promises to pay to the order of Fleet National Bank (the "Bank"), at its office located at 10 Fountain Plaza, Buffalo, New York 14202, or at such other place or places as may be designated by the holder of this Note, the principal sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00), with interest thereon, until the principal sum is fully paid, at the rates and at the times provided in the Second Amended and Restated Term Loan Agreement between the Borrower and the Bank dated as of February 26, 1999 (the "Loan Agreement").

         All terms defined in the Loan Agreement are incorporated herein by reference and used herein with the same meanings.

         This Term Note is the Term Note B described in the Loan Agreement and is delivered pursuant to and is subject to all of the terms and conditions of, and entitled to all the benefits of, the Loan Agreement which apply to Term Note B, including without limitation the events of default set forth in Section 6 therein, the exculpatory clauses in respect of the usury law set forth in
Section 8.10 therein, the set-off provisions of Section 8.8 therein, or the lost document provision of Section 8.10 therein. The terms of the Loan Agreement shall apply in the event of an inconsistency between the terms of the Loan Agreement and this Term Note.

         This Term Note may be prepaid in whole or in part only as provided in the Loan Agreement. Any payment or prepayment hereunder shall be applied first to unpaid costs of collection and late charges, if any, then to accrued and unpaid interest and the balance, if any, to principal.

         After maturity or acceleration, this Term Note shall bear interest at the Default Interest Rate set forth in the Loan Agreement until paid in full.

         Borrower shall pay a late charge of five percent (5%) of any required payment of principal or interest on this Term Note which is not received by Bank within ten (10) days of when such payment is due. The parties agree that this charge is a fair and reasonable charge for the late payment and shall not be deemed a penalty.

         Borrower authorizes Bank, from time to time, to debit any account that Borrower may have with Bank, for any payment of principal or interest hereunder past due for ten (10) days for the amount of such payment of principal or interest. Exercise of this right shall be optional with Bank and the provisions of this paragraph shall not be construed

                                 Page 23 of 31                    EXHIBIT 4.1(B)

as releasing Borrower from the obligation to make payments of principal or interest according to the terms hereof.

         In the event that this Term Note should be found not to be a negotiable instrument, the parties hereto acknowledge and agree that Article 3 of the Uniform Commercial Code, as now or hereafter in effect in the State of New York, nevertheless sets forth the respective contracts, warranties, rights and obligations of Bank and of Borrower and any other person liable for payment hereof, except to the extent that there can be no holder in due course hereof.

         Borrower hereby (a) expressly waives any valuation and appraisement, presentment, demand for payment, notice of dishonor, protest, notice of nonpayment or protest, all other forms of notice whatsoever except notice required as a prerequisite to default under the provisions of the Loan Agreement, and diligence in collection; (b) consents that Bank may, from time to time and without notice or demand, (i) extend, rearrange, renew or postpone any or all payments and/or (ii) release, exchange, add to or substitute all or any part of any collateral for this Term Note; and (c) agree that Bank, in order to enforce payment of this Term Note shall not be required first to institute any suit or to exhaust any of its remedies against Borrower.

         In the event that this Term Note is collected by legal action, or otherwise with the advice of attorneys at law, Borrower hereby agrees to pay all costs of collection including reasonable attorneys' fees and expenses, whether of outside counsel or the Bank's in-house counsel, whether or not suit is brought, and whether incurred in connection with legal advice, collection, trial, appeal, bankruptcy or other creditors' proceedings.

         Bank may accept partial payments or payments marked "payment in full" or "in satisfaction" or words to similar effect at any time. Acceptance of such payments shall not affect or vary the duty of Borrower to pay all obligations when due hereunder, and shall not affect or impair the right of Bank to pursue all remedies available to it hereunder, or under any of the other agreements securing or guaranteeing payment hereof.

         The remedies of Bank shall be cumulative and concurrent, and may be pursued singularly, successively or together, at the sole discretion of Bank, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Bank, including specifically any failure to exercise or forbearance in the exercise of any right, remedy or recourse, shall be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by Bank and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing or as constituting a course of dealing, nor shall it be construed as a bar to, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

         BORROWER BY EXECUTING THIS TERM NOTE, WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, WHETHER ARISING IN CONTRACT OR TORT, BY

                                 Page 24 of 31                    EXHIBIT 4.1(B)

STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS TERM NOTE OR TO ANY CREDIT AGREEMENT OR LOAN DOCUMENT. BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT, IN EITHER CASE LOCATED IN ERIE COUNTY IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS TERM NOTE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK'S EXTENDING CREDIT TO BORROWER AND NO WAIVER OF LIMITATION OF BANK'S RIGHTS UNDER THIS PARAGRAPH SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON BANK'S BEHALF.

         Borrower acknowledges that the above paragraph has been expressly bargained for by Bank as part of the loan evidenced hereby and that, but for Borrower's agreement, Bank would not have extended the loan for the term and with the interest rate provided herein.

         Bank may at any time pledge all or any portion of its rights under this Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Bank from its obligations under this Note.

         Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to one or more banks or other financial institutions (each, "Participant") participating interests in Bank's obligations to lend hereunder and/or any or all of the loans held by Bank hereunder. In the event of any such grant by Bank of a participating interest to a Participant, whether or not upon notice to Borrower, Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Bank in connection with Bank's rights and obligations hereunder.

         All dates hereunder, including dates upon which interest or principal payments are due, which would otherwise fall on a day that is not a Business Day shall be deemed adjusted so that the date will be deemed to be the first following day that is a Business Day.

         IN WITNESS WHEREOF, Borrower has executed this Term Note on the day and year first above written.

                                      SERVOTRONICS, INC.

                                      By: LEE D. BURNS, TREASURER
                                          -----------------------
                                          Lee D. Burns, Treasurer

                                 Page 25 of 31                    EXHIBIT 4.1(B)


                               SECURITY AGREEMENT

                              (Goods And Equipment)

          THIS AGREEMENT is made between FLEET NATIONAL BANK ("Bank") and SERVOTRONICS, INC. ("Grantor") with an address of 1110 MAPLE STREET, P.O. BOX 300, ELMA, NEW YORK 14059

     1. DEFINITIONS. Unless otherwise indicated in this Agreement, all terms shall have the same meanings as given to them in the Uniform Commercial Code as amended from time to time in the State of New York.

     (a) "Debtor" means: (CHOOSE AND COMPLETE ONE OF THE FOLLOWING CHOICES FOR
                         SECTION a)

          X    Grantor; or
         ___   _____________________________________________ with an address of:

               _________________________________________________________________


     (b) "Collateral" means: (CHOOSE AND COMPLETE ONE OF THE FOLLOWING CHOICES
                              FOR SECTION b)

         ___ all assets and property, including without limitation all goods, tangible property, machinery, equipment, furniture, fixtures, vehicles, parts, leasehold improvements, and any intellectual property used or useful in connection therewith (including among others operating systems, patents, licenses, trade secrets, know-how, franchises, and proprietary and other rights in data, engineering, technical plans, drawings, information methods, systems, processes, inventions, formulas, applications, software, programs, manuals, and technology, and all rights and interests in any of them), of any kind or nature in which the Grantor has an interest now or in the future, and which are now existing or hereafter created or acquired, together with all additions, replacements, accessions, and proceeds in any form thereof, including without limitation any items described in the Schedule attached to this Security Agreement.


         X      the equipment and items described in the Schedule attached to
        ___     this Security Agreement which is made a part hereof together with all additions, replacements, accessions, and proceeds in any form thereof.


     (c) "Liabilities" means all [Rider 1(c)] Among others, the Liabilities include all sums expended by the Bank for protection of its interests such as payments made for taxes and insurance and expenses of collection.

     2. SECURITY INTEREST. The Grantor hereby grants to the Bank a security interest in the Collateral to secure the payment and performance of the Liabilities. This security interest is specifically intend to be a continuing interest and shall cover Collateral in which the Grantor acquires an interest after the date of this Agreement [Rider 2] as well as Collateral in which Grantor now has an interest. This security interest shall continue until terminated as described in this Agreement. The Bank shall have the right to apply the Collateral and any proceeds therefrom to all or any part of the Liabilities as and in the order the Bank may elect, whether such Liabilities are otherwise secured and whether due or not.

     3. LOCATIONS OF GRANTOR AND COLLATERAL. The principal office of the Grantor is at the address shown in the preamble to this Agreement. All locations at which the Collateral will be kept or at which the Grantor does business are indicated on the Schedule attached to and made a part of this Agreement. The Grantor will not change the locations at which any of the Collateral kept [Rider 3] will notify the Bank immediately of any new or changed locations at which any of the Collateral is kept or the Grantor does business, and of any change in the name of the Grantor.

     The Collateral will remain personal property and will not be affixed to real estate without the prior consent of the Bank. If any of the Collateral is or will be a fixture, Grantor will provide legal descriptions and the names of record owners of the premises to which the Collateral will be affixed sufficient for perfection of the security interests of the Bank. The Grantor will provide disclaimers of interest and removal agreements, in form satisfactory to the Bank, signed by all parties other than Grantor having an interest in premises at which any Collateral is located.

     4. FIRST LIEN. Except for the security interest granted hereby, and any other interest to which the Bank has consented in writing, Grantor is the owner of the Collateral free from all liens, encumbrances, and security interests. Grantor will not sell or transfer the Collateral or any interest therein, (including, without limitation, a security interest) without the prior written consent of the Bank. Grantor will defend the same against the claims and demands of all persons, and will cause the immediate removal and termination of any levy, execution, judgment or other lien, or similar claim of third persons to the Collateral.

                                 Page 26 of 31                    EXHIBIT 4.1(B)

     5. PERFECTION OF SECURITY INTEREST. Grantor will execute and deliver to Bank such financing statements, security agreements, assignments, and other papers, as Bank may at any time or from time to time reasonably request. If the Collateral is a motor vehicle required to be titled under applicable law, Grantor warrants that Bank's security interest will be recorded on the title certificates covering the Collateral and will deliver such certificates or other evidence of ownership to Bank as the Bank requests. Grantor hereby appoints Bank as its attorney in fact to execute and deliver notices of lien, financing statements, and any other documents, notices, and agreements necessary for the perfection of the Bank's security interests in the Collateral. Grantor agrees to pay the costs of filing or perfection of the Bank's security interests, searches of the public records, and releases or assignments of the Bank's interests.

     6. MAINTENANCE. Grantor will keep the Collateral in good order and repair except for normal wear and tear in the ordinary course of business. Grantor will not use the same in violation of law or any policy of insurance thereon. Bank, or its nominee, may inspect the Collateral at any reasonable time, wherever located.

     7. TAXES. Grantor will pay promptly, when due, all taxes and assessments upon the Collateral or its use or operation, or upon this Agreement. [Rider 7]

     8. INSURANCE. Grantor at all times will keep the Collateral insured in such amounts, with such insurance companies chosen by Grantor, and against such risks, all as are satisfactory to the Bank. In any event and without specific request by Bank, Grantor will insure the Collateral against FIRE, including so-called extended coverage, theft and, in the case of any motor vehicle, collision. All insurance policies shall name the Bank as loss payee, to include a Lender Loss Payable Clause, and shall provide for losses covered thereby to be payable to Bank and Grantor as their respective interests may appear. The endorsements on any insurance policy shall be in a form satisfactory to the Bank and all policies of insurance shall provide for not less than ten (10) days' prior notice of cancellation to the Bank. Grantor will deliver certificates and policies evidencing required insurance to the Bank upon its request and in any event at least annually. After any Event of Default hereunder, the Bank may, but need not (i) cancel, in accordance with applicable law, any insurance contract covering the Collateral or its ownership or operation, (ii) demand and receive any return premiums, unearned premium refunds and dividends payable in respect thereof (the Grantor hereby irrevocably designating, constituting and appointing the Bank as its true and lawful agent so to do), and (iii) apply any and all sums received by the Bank as a result of such cancellation, after deducting therefrom any and all expenses incident thereto, toward payment of the Liabilities. Grantor will notify insurer and Bank in the event of any loss, damage or other casualty affecting the Collateral. Grantor hereby assigns to Bank, any and all monies which may become due and payable under any policy insuring the Collateral, directs any such insurance company to make payments directly to Bank, and authorizes Bank to apply such monies in payment on account of the Liabilities, whether or not due, and to remit any surplus to Grantor. Grantor hereby irrevocably appoints Bank as its attorney in fact, with full power of substitution, to (i) make and adjust claims, (ii) receive all proceeds and payments, including the return of unearned premiums, (iii) execute proofs of claim, (iv) endorse drafts and other instruments for die payment of money, (v) execute releases, (vi) negotiate settlements, (vii) cancel any insurance referred to in this contract, and (viii) do all other things necessary and required to effect a settlement under or to realize the benefits of any insurance policy.

     9. PROTECTION OF BANK'S INTEREST. Seven or more days after the day the Bank mails the Grantor notice, upon failure of the grantor to (i) remove liens or interests prohibited by Section 4 of this Agreement, (ii) comply with obligations to maintain Collateral pursuant to Section 6 of this Agreement (iii) pay taxes or assessments as required by Section 7 of this Agreement, or (iv) provide evidence satisfactory to the Bank of insurance as required by Section 8 of this Agreement, the Bank in its discretion may discharge any such liens or interests, repair or take other reasonable steps to protect the value of Collateral, pay taxes or assessments, and obtain insurance coverage on the Collateral. Bank also may pay any costs of perfection, searches, releases, or assignments pursuant to Section 5 of this Agreement. Grantor agrees to reimburse Bank on demand for any and all expenditures so made, and until paid the amount thereof also shall he part of the Liabilities secured by the Collateral. Bank shall have no obligation to Grantor or Debtor to make any such expenditures I shall the making thereof relieve any default hereunder.

     10. DEFAULT. The following events or conditions shall be an "Event of Default" under this Agreement: (a) any default with respect to any of the Liabilities, (b) any failure to comply with any [Rider 10] Agreement, [Rider 10A] loss, theft, material damage or destruction of the Collateral, or (e) material or reasonably projected material decline in the value a of the Collateral. These Events of Default are not intended to affect in any way any Liability payable on demand and shall not prejudice the Bank's rights to demand payment of any such Liabilities at any time.

     11. REMEDIES. Upon the occurrence of an Event of Default, the Bank may declare all of the Liabilities to be immediately due and payable and Bank shall have the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York as amended from time to time in any jurisdiction where enforcement of this Agreement is sought in addition to all other rights and remedies at law or in equity. Among other remedies, the Bank may take immediate possession of the Collateral and for that purpose Bank may, so far as Grantor can give authority therefor, enter upon any premises on which the Collateral or any part thereof may be situated and secure or remove the same therefrom. Upon request of the Bank, Grantor will assemble and make the Collateral available to the Bank at a reasonable place and time designated by the Bank. Grantor's failure to take possession of any Collateral at any time and place reasonably specified by the Bank in writing to the Grantor shall constitute an abandonment of such property. Grantor and Debtor agree that notice of the time and place of public sale of any of the Collateral or of the time after which any private sale thereof is to be made or of other disposition of the Collateral shall he deemed reasonable notice seven days after such notice is deposited in the mail or otherwise delivered to Grantor and Debtor at the addresses shown in the preamble and section I of this Agreement respectively.

                                 Page 27 of 31                    EXHIBIT 4.1(B)

                  The rights of the Bank are cumulative, and the Bank may enforce its rights under this Agreement irrespective of any other collateral, guaranty, right, or remedy it may have. The exercise of all or a part of its rights or remedies hereunder shall not prevent the Bank from exercising at the same or any other time any other right or remedy with respect to the Liabilities. The Grantor authorizes the Bank in its sole discretion to direct the order or manner of the disposition of the Collateral.

     From the proceeds realized from the Collateral the Bank shall be entitled to retain all sums secured hereby as well as its reasonable expenses of collection including without limitation those of retaking, holding, safeguarding, accounting for , preparing for sale, selling, and reasonable attorneys' fees and legal expenses. If the proceeds realized form the Collateral are not sufficient to defray said expenses and to satisfy the balance due on the Liabilities, the Grantor shall remain liable for such expenses and Debtor shall remain liable for such expenses and any deficiency with respect to the Liabilities. Any payments or proceeds from realization on the Collateral may be applied to the Liabilities in whatever order or manner the Bank elects.
     Rider 12

12. ADDITIONAL SECURITY/SETOFF. Borrower and any Guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all liabilities and obligations to Bank, whether now or existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under control of Fleet Financial Group, Inc., or in transit to any of them. [Rider 12] Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. The rights of the Bank under this Agreement are in addition to, and not exclusive of, any other rights it may have with respect to such deposits, sums, securities, or other property under other agreements or applicable principles of law. Tile Bank shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

     13. CONTINUING AGREEMENT/TERMINATION. This is a continuing Agreement, and no notice of the creation or existence of' the Liabilities, renewal, extension or modification thereof need be given to Grantor. This security interest shall [Rider 13].

     14. NO WAIVER. Grantor agrees that no representation, promise or agreement made by the Bank or by any officer or employee of the Bank at, prior or subsequent to the execution and delivery of this Agreement shall modify, alter, limit or otherwise abridge the rights and remedies of the Bank hereunder unless agreed by the Bank in writing. None of the rights and remedies of the Bank hereunder shall be modified, altered, limited or otherwise abridged or waived by any representation, promise or agreement hereafter made or by any course of conduct hereafter pursued by the Bank. [Rider 14] No delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Agreement, and waiver of any right shall not be deemed waiver of any other right unless expressly agreed by the Bank in writing.

     15. JOINT AND SEVERAL LIABILITY. If there are more than one Grantor hereunder, their representations, warranties, liabilities and obligations hereunder shall be joint and several.

     16. LAWS/WAIVER OF JURY TRIAL. The validity, construction and performance of this Agreement shall be governed by the laws of' the State of New York. Grantor consents to jurisdiction and service of process, which may be effected by certified mail, in the courts of the State of New York and in the courts of the United States \having jurisdiction hereof. BORROWER AND BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR BANK TO ACCEPT THE NOTE AND MAKE THE LOAN.

     17. PARTIES IN INTEREST. All terms and provisions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the respective heirs, executors, legal representatives, successors, and assigns of the parties hereto.

     18. SEVERABILITY. Any partial invalidity of' the provisions of' this Agreement shall not invalidate the remaining portions hereof or thereof.

     19. MISCELLANEOUS. Grantor hereby expressly waives demand, presentment, protest and notice of dishonor on any and all of the Liabilities.

                                 Page 28 of 31                    EXHIBIT 4.1(B)

Grantor:                                  Grantor:   SERVOTRONICS, INC.

By:                                       By:
                                              /S/LEE D. BURNS
   ------------------------                  ---------------------------
Title:                                    Title:TREASURER
      ---------------------                  ---------------------------

Date:                                     Date:2-26-99
      ---------------------                  ---------------------------

     I/We acknowledge receipt of a copy of this Security Agreement and agree with the terms thereof insofar as it is applicable to me/us.

Debtor:

By:
   ------------------------

Title:
      ---------------------

Date:
     ----------------------

WARNING: IT IS A CRIMINAL OFFENSE IN NEW
YORK STATE FOR A DEBTOR TO KNOWINGLY
SELL OR OTHERWISE DISPOSE OF COLLATERAL
IN CONTRAVENTION OF THE TERMS OF A
SECURITY AGREEMENT


              SCHEDULE A TO GOODS AND EQUIPMENT SECURITY AGREEMENT

I. This Security Agreement applies to the following specific items of
Collateral:

                             Two Fadal CNC machining centers VNIC 4020
                                Tooling

                             One Hardinge CNC Lathe Conquest T42SP
                                Tooling

                             One Hansvedt Wire EDM machine
                                Tooling

                             One Bridgeport EZ Path CNC milling machine

                             One Hardinge Precision Tool Room Lathe

II. All of the locations at which the Collateral is located or the Grantor maintains a place of business are listed below. If any of the Collateral is a fixture, the record owner of the location at which the Collateral is kept is indicated.

Address                          County                          Record Owner

1110 Maple Street                Erie                            Grantor
Elma, NY 14059

                                 Page 29 of 31                    EXHIBIT 4.1(B)


                          RIDERS TO SECURITY AGREEMENT
                                     BETWEEN
                               FLEET NATIONAL BANK
                                       AND
                               SERVOTRONICS, INC.

Rider 1(c): Liabilities of Grantor upon the Term Notes ("Term Notes") as defined in Section 1.31 of the Term Loan Agreement between Grantor and Bank dated February 26, 1999 ("Loan Agreement").

Rider 2:           to the extent provided under Section 4.15 of the Loan
                   Agreement

Rider 3:           except upon the notification given in the next sentence.
                   Grantor

Rider 7: other than a tax or assessment which Grantor is contesting in good faith.

Rider 8: Bank will indemnify Grantor for any loss sustained by Grantor by reason of Bank's cancellation of insurance on collateral without Grantor's specific consent or, at Bank's option, will offset its indemnification liability to Grantor under this sentence against Liabilities of Grantor and pay to Grantor any excess of its indemnification liability to Grantor over Grantor's Liabilities. The power of attorney granted under the following sentence with respect to clause
                   (vii) does not constitute a consent by Grantor under the preceding sentence and does not avoid Bank's indemnification liability under the preceding sentence.

Rider 10:          material term of this

Rider 10 A: (c) material

Rider 12:          Upon the occurrence and continuing existence of any Event of
                   Default (which shall not have been cured within any applicable grace period),

Rider 13:          terminate upon payment in full of all Liabilities.

Rider 14:          unless agreed by the Bank in writing.

                                 Page 30 of 31                    EXHIBIT 4.1(B)


                          UNIFORM COMMERCIAL CODE -- FINANCING STATEMENT -- FORM UCC-1


This FINANCING STATEMENT is presented to a Filing       No. of Additional
Officer for filing pursuant to the Uniform              Sheets Presented:                     3.  |_|  The Debtor is a transmitting
Commercial Code.                                                                              utility.
------------------------------------------------------------------------------------------------------------------------------------
1. Debtor(s) (Last Name First) and Address(es):     2. Secured Party(ies) Name(s) and         4. For Filing Officer: Date, Time, No.
                                                    Address(es)                               Filing Office
Servotronics, Inc.
1110 Maple Road                                          Fleet National Bank
Elma, New York  14059                                    10 Fountain Plaza
                                                         Buffalo, New York 14202



------------------------------------------------------------------------------------------------------------------------------------
5. This Financing Statement covers the following    6. Assignee(s) of Secured Party and       7. |_|The described crops are growing
types                                               Address(es)                                     or to be grown on:*
     (or items) of property:                                                                     |_|The described goods are or are
                                                                                                    to be affixed to:*
The equipment and items described in Schedule A                                                  |_|The lumber to be cut or minerals
annexed hereto, together with all additions,                                                        or the like (including oil and
replacements, accessions and proceeds in any form                                                   gas is on:*
thereof.                                                                                           *(Describe Real Estate Below)



|_| Products of the Collateral are also covered.

------------------------------------------------------------------------------------------------------------------------------------
8. Describe Real Estate Here:                        |_|     This statement is to be indexed  9. Name of a Record Owner in the Real Estate Records:





------------------------------------------------------------------------------------------------------------------------------------


No. & Street                Town or City                 County           Section         Block          Lot

------------------------------------------------------------------------------------------------------------------------------------
10.   This statement is filed without the debtor's signature to perfect a security interest in collateral
      (check appropriate box)
       |_|  under a security agreement signed by debtor authorizing secured party to file this statement, or
       |_|  which is proceeds of the original collateral described above in which a security interest was perfected, or
       |_|  acquired after a change of name, identity or corporate structure of the debtor, or
       |_|  as to which the filing has lapsed, or already subject to a security interest in another jurisdiction:
            |_|when the collateral was brought into the state, or |_| when the debtor's location was changed to this state.



SERVOTRONICS, INC.                                                     FLEET NATIONAL BANK

By _____________________________________________                       By__________________________________________________
         Signature(s) of Debtor(s)                                              Signature(s) of Secured Party(ies)


                                STATE OF NEW YORK

                                 Page 31 of 31                    EXHIBIT 4.1(B)


                                   SCHEDULE A
                                       TO
                            UCC-1 FINANCING STATEMENT

                      SERVOTRONICS, INC. AS (THE "DEBTOR")
                                       and
                    FLEET NATIONAL BANK (THE "SECURED PARTY")


         ITEM 5.  FURTHER DESCRIPTION OF COLLATERAL:


                             Two Fadal CNC machining centers VNIC 4020
                                Tooling

                             One Hardinge CNC Lathe Conquest T42SP
                                Tooling

                             One Hansvedt Wire EDM machine
                                Tooling

                             One Bridgeport EZ Path CNC milling machine

                             One Hardinge Precision Tool Room Lathe